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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ /	Preliminary Proxy Statement
/ /	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/x/	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Pursuant to §240.14a-12
BALL CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/x/	No fee required
/ /	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
/ /	Fee paid previously with preliminary materials.
/ /	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

BALL CORPORATION
10 Longs Peak Drive, Broomfield, Colorado 80021-2510

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD WEDNESDAY, APRIL 24, 2002

        The Annual Meeting of Shareholders of Ball Corporation will be held at the Corporation's offices, 10 Longs Peak Drive, Broomfield, Colorado, on Wednesday, April 24, 2002, at 9:00 a.m. (MDT) for the following purposes:

  1.
  To elect two directors to serve three-year terms expiring at the 2005 Annual Meeting of Shareholders;

  2.
  To ratify the appointment of PricewaterhouseCoopers LLP as independent accountants for the Corporation for 2002; and

  3.
  To transact any other business as properly may come before the meeting, although it is anticipated that no business will be conducted other than the matters listed above.

        Only holders of Common Stock of record at the close of business March 1, 2002, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

        A Proxy Statement appears on the following pages. A copy of the Annual Report for 2001 is being mailed to you with this Notice of Annual Meeting of Shareholders and Proxy Statement.

By Order of the Board of Directors

Elizabeth A. Overmyer
 Corporate Secretary

March 15, 2002
Broomfield, Colorado

YOUR VOTE IS IMPORTANT
You are urged to complete, sign, date and return promptly your proxy in the enclosed postage-paid envelope, or submit your proxy via the telephone or Internet, as soon as possible, so that your shares can be voted at the meeting in accordance with your instructions.

PLEASE NOTE: The 2002 Annual Meeting will be held to tabulate the votes cast and to report the results of voting on the items described above. No presentations or other business matters are planned for the meeting.

Ball and are trademarks of Ball Corporation, Reg. U.S. Pat. & Tm. Office

BALL CORPORATION
10 Longs Peak Drive, Broomfield, Colorado 80021-2510

PROXY STATEMENT
March 15, 2002

ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD WEDNESDAY, APRIL 24, 2002

To Shareholders of Ball Corporation:

        This Proxy Statement and the accompanying proxy card are furnished to shareholders in connection with the solicitation by the Board of Directors of Ball Corporation of proxies to be voted at the Annual Meeting of Shareholders to be held April 24, 2002, for the purposes stated in the accompanying notice of the meeting.

        Please complete, sign, date and return your proxy card, or submit your proxy via the telephone or Internet, as soon as possible, so that your shares can be voted at the meeting. Any Ball Corporation shareholder of record desiring to submit his proxy by telephone or via the Internet will be required to enter the unique voter control number imprinted on his Ball Corporation proxy card, and therefore should have the card for reference when initiating the process.

  •
  To submit your proxy by telephone, call 1-877-779-8683 on a touch-tone telephone, and follow the simple menu instructions provided. There is no charge for this call.

  •
  To submit your proxy over the Internet, log on to the website http://www.eproxyvote.com/bll and follow the simple instructions provided.

Similar instructions are included on the enclosed proxy card.

        A shareholder of the Corporation may revoke a proxy at any time by sending written notice of revocation to the Corporate Secretary; by voting again by telephone, via the Internet or in writing; or by voting in person at the meeting.

VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

        All share numbers and share prices in the Proxy Statement have been adjusted to reflect the two-for-one stock split which was effective on February 22, 2002. At the close of business on March 1, 2002, there were outstanding and entitled to vote 57,909,624 shares of Common Stock (including the associated preferred stock purchase rights under the Rights Agreement dated as of January 24, 1996, between the Corporation and EquiServe Trust Company, N.A.). Each share of Common Stock is entitled to one vote. Shareholders do not have cumulative voting rights with respect to the election of directors.

        Based on Schedule 13G filings with the Securities and Exchange Commission, the following table indicates the beneficial owners of more than 5 percent of the Corporation's outstanding Common Stock as of December 31, 2001:

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percent of Class
Iridian Asset Management LLC 276 Post Road West, Suite 100 Westport, CT 06880-4704	3,450,542(1)	6.0
Vanguard Fiduciary Trust Company 500 Admiral Nelson Blvd. Malvern, PA 19355	3,610,076(2)	6.2

(1)
Shared voting and dispositive power

(2)
Shared voting and dispositive power. In its capacity as Trustee for the 401(k) plan of the Ball Corporation Salary Conversion and Employee Stock Ownership Plan, and as a result of the conversion of the Series B ESOP Convertible Preferred Stock to Common Stock, which Common Stock was distributed to employee participants' accounts, Vanguard believes it may have beneficial ownership in excess of 5 percent of the Corporation's Common Stock.

        The following table lists the beneficial ownership, as of the close of business on March 1, 2002, of Common Stock of the Corporation, of director nominees, continuing directors, the Chief Executive Officer and the four other most highly compensated executive officers and, as a group, of such persons and other executive officers. Unless otherwise noted, the beneficial owner has sole voting and investment power.

Title of Class	Name of Beneficial Owner	Shares Beneficially Owned(1)		Percent of Class(2)
Common	Frank A. Bracken	597,302	(3)	1.0
Common	Howard M. Dean	36,244	(4)	*
Common	John T. Hackett	40,818	(13)	*
Common	R. David Hoover	564,554	(5)	1.0
Common	John F. Lehman	43,066	(6)	*
Common	Leon A. Midgett	85,875	(7)	*
Common	Jan Nicholson	84,132	(13)	*
Common	Raymond J. Seabrook	198,998	(8)	*
Common	George A. Sissel	506,528	(9)	*
Common	William P. Stiritz	835,730	(10)	1.4
Common	Stuart A. Taylor II	20,478	(11)	*
Common	David A. Westerlund	193,068	(12)	*
Common	All of the above and present executive officers as a group (17)	3,529,919		6.1

(1)
Full voting and dispositive power, unless otherwise noted.
(2)
* indicates less than 1 percent ownership.
(3)
Includes 12,440 shares owned by Mr. Bracken's wife, as to which he disclaims beneficial ownership, and 15,000 shares that he may acquire during the next 60 days upon the exercise of stock options.
(4)
Includes 500 shares owned by Mr. Dean's wife, as to which he disclaims beneficial ownership, and 15,000 shares that he may acquire during the next 60 days upon the exercise of stock options.
(5)
Includes 120,872 shares held in trust for Mr. Hoover's wife, as to which he disclaims beneficial ownership, and 319,002 shares that he may acquire during the next 60 days upon the exercise of stock options.
(6)
Includes 9,000 shares that Mr. Lehman may acquire during the next 60 days upon the exercise of stock options.
(7)
Includes 22,500 shares that Mr. Midgett may acquire during the next 60 days upon the exercise of stock options.
(8)
Includes 81,636 shares that Mr. Seabrook may acquire during the next 60 days upon the exercise of stock options.
(9)
Includes 20,000 shares owned by Mr. Sissel's wife, as to which he disclaims beneficial ownership, and 360,000 shares that he may acquire during the next 60 days upon the exercise of stock options.
(10)
Includes 200,000 shares owned by Mr. Stiritz' wife, as to which he disclaims beneficial ownership, and 15,000 shares that he may acquire during the next 60 days upon the exercise of stock options.
(11)
Includes 4,000 shares that Mr. Taylor may acquire during the next 60 days upon the exercise of stock options.
(12)
Includes 20,000 shares owned by Mr. Westerlund's wife, as to which he disclaims beneficial ownership, and 106,000 shares that he may acquire during the next 60 days upon the exercise of stock options.
(13)
Includes 15,000 shares that Mr. Hackett and Ms. Nicholson may each acquire during the next 60 days upon the exercise of stock options.

VOTING ITEM 1—ELECTION OF DIRECTORS

        In 1985 the shareholders adopted the Amended Articles of Incorporation of Ball Corporation, dividing the Board into three classes, as nearly equal in number as possible, with directors serving staggered three-year terms. On April 24, 2002, two persons are to be elected to serve as directors until 2005. Unless otherwise instructed on the proxy card, the persons named in the accompanying proxy intend to vote for nominees William P. Stiritz and Stuart A. Taylor II to hold office as directors of the Corporation until the 2005 Annual Meeting of Shareholders, or, in each case until his respective successor is elected and qualified. All nominees have consented to be named as candidates in the Proxy Statement and have agreed to serve if elected. If, for any reason, any of the nominees becomes unavailable for election, the shares represented by proxies will be voted for any substitute nominee or nominees designated by the Board of Directors. The Board has no reason to believe that any of the nominees will be unable to serve. The shareholders previously elected all director nominees and all continuing directors whose terms have not expired.

        Ruel C. Mercure, Jr., who has served as a director since 1996, has reached the retirement age for directors and is, therefore, ineligible to stand for reelection at the 2002 Annual Meeting. The Corporation wishes to express its appreciation to Mr. Mercure for his significant contributions to the Corporation and its shareholders during his tenure as a director.

        In accordance with Indiana Business Corporation Law, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Abstentions and broker nonvotes are considered neither votes "for" nor "against." Proxies may not be voted for a greater number of persons than the two nominees named.

        Set forth for each director nominee in Class II and for each continuing director in Classes I and III are his principal occupation and employment during the past five years, the period during which he has served as a director and certain other information.

DIRECTOR NOMINEES AND CONTINUING DIRECTORS

To Be Elected for a Term of Three Years Until the 2005 Annual Meeting (Class II)

William P. Stiritz
Chairman, Energizer Holdings, Inc., St. Louis, Missouri, since 2000, and Chairman, Ralcorp Holdings, Inc., St. Louis, Missouri, since 1994; Chairman, Ralston Purina Company, St. Louis, Missouri, 1997 to 2001; Chairman, Chief Executive Officer and President, Agribrands International, Inc., St. Louis, Missouri, 1998 to 2001; Chairman, President and Chief Executive Officer, Ralston Purina Company, 1982 to 1997. Age 67.
Director since 1983. Member, Audit, Human Resources and Nominating Committees.

Mr. Stiritz is a director of Energizer Holdings, Inc., May Department Stores Co., and Ralcorp Holdings, Inc., all of St. Louis, Missouri, and Vail Resorts Inc., Avon, Colorado.
Stuart A. Taylor II
Chief Executive Officer, The Taylor Group L.L.C., Chicago, Illinois, since June 2001; Senior Managing Director, Bear, Stearns & Co. Inc., Chicago, Illinois, 1999 to 2001; Managing Director, CIBC World Markets, Chicago, Illinois, 1997 to 1999; Managing Director, Bankers Trust Company, Chicago, Illinois, 1995 to 1997; Vice President, Bankers Trust Company, 1993 to 1995; Vice President, Morgan Stanley & Co. Incorporated, Chicago, Illinois, 1991 to 1993. Age 41.

Director since 1999. Member, Finance and Human Resources Committees.

The Board of Directors recommends a vote FOR the election of each nominee for Director named above.

To Continue in Office Until the 2003 Annual Meeting (Class III)
Howard M. Dean	Chairman of the Board, Dean Foods Company, Dallas, Texas, since 1989; Chairman and Chief Executive Officer, 1989 to 2001; President and Chief Executive Officer, 1987 to 1989. Age 64.	Director since 1984. Member, Executive, Human Resources and Nominating Committees. Mr. Dean is a director of Dean Foods Company, Dallas, Texas, and Yellow Corporation, Overland Park, Kansas.
John T. Hackett
Chairman of the Board, Wabash National Corp., Lafayette, Indiana; retired as Managing General Partner, CID Equity Partners, Indianapolis, Indiana, on December 31, 2001, a position he held since 1991; Vice President of Finance and Administration, Indiana University, Bloomington, Indiana, 1989 to 1991. Prior to 1989, he served as Executive Vice President, Chief Financial Officer and Director of Cummins Engine Company, Columbus, Indiana. Age 69.
Director since 1994. Member, Executive, Human Resources and Nominating Committees.

Mr. Hackett is a director of Irwin Financial Corporation, Columbus, Indiana, and Wabash National Corp., Lafayette, Indiana.
R. David Hoover
	President and Chief Executive Officer, Ball Corporation, since January 2001; Vice Chairman, President and Chief Operating Officer, April 2000 to January 2001; Vice Chairman, President and Chief Financial Officer, January 2000 to April 2000; Vice Chairman and CFO, 1998 to 2000; Executive Vice President and CFO, 1997 to 1998; Executive Vice President, CFO and Treasurer, 1996 to 1997; Executive Vice President and CFO, 1995 to 1996; Senior Vice President and CFO, 1992 to 1995; Vice President and Treasurer, 1988 to 1992; various financial positions since 1970. Age 56.	Director since 1996. Member, Executive and Finance Committees. Mr. Hoover is a director of Datum, Inc., Irvine, California, and Energizer Holdings, Inc., St. Louis, Missouri.
Jan Nicholson
	President, The Grable Foundation, Pittsburgh, Pennsylvania, since 1990; Managing Director, Strategic Risk Assessment, MBIA Insurance Corporation, Armonk, New York, 1998 to 2000; Managing Director, Research and Development, Capital Markets Assurance Corporation (CapMAC), New York, New York, 1994 to 1998; Vice President and Manager of Northeast Department for Citicorp Real Estate, New York, New York, 1990 to 1994. Age 56.	Director since 1994. Member, Audit and Finance Committees.

To Continue in Office Until the 2004 Annual Meeting (Class I)
Frank A. Bracken
	President and Director, George and Frances Ball Foundation, Muncie, Indiana; Of Counsel, Bingham Summers Welsh & Spilman, Attorneys at Law, Indianapolis, Indiana, 1994 to 2001; Deputy Secretary, U.S. Department of the Interior, 1989 to 1993; Chairman of the Board, Ball-InCon Glass Packaging Corp., 1987 to 1989. Various corporate positions, 1972 to 1987. Age 67.	Director since 1995. Member, Audit, Executive and Nominating Committees. Mr. Bracken is a director of First Merchants Corporation, Muncie, Indiana.
John F. Lehman
	Chairman, J. F. Lehman & Company, New York, New York, since 1990; Chairman of the Board, OAO Technology Solutions, Inc., Greenbelt, Maryland, since 2001; Chairman of the Board, Sperry Marine Inc., Charlottesville, Virginia, 1993 to 1996; Managing Director, Investment Banking Division, PaineWebber Inc., New York, New York, 1988 to 1990; Secretary of the Navy, Washington, D.C., from 1981 to 1987. Age 59.	Director since 1987. Member, Finance, Human Resources and Nominating Committees. Mr. Lehman is a director of OAO Technology Solutions Inc., Greenbelt, Maryland.
George A. Sissel
	Chairman of the Board, Ball Corporation, since January 2001; Chairman and Chief Executive Officer, January 1998 to January 2001; Chairman, President and CEO, 1996 to 1998; President and CEO, 1995 to 1996; Acting President and CEO, 1994 to 1995; Senior Vice President, Corporate Affairs; Corporate Secretary and General Counsel, 1993 to 1995; Senior Vice President, Corporate Secretary and General Counsel, 1987 to 1993; Vice President, Corporate Secretary and General Counsel, 1981 to 1987; various corporate positions, 1970 to 1981. Age 65.	Director since 1995. Member, Executive and Finance Committees. Mr. Sissel is a director of First Merchants Corporation, Muncie, Indiana.

CERTAIN COMMITTEES OF THE BOARD

        Among the standing committees of the Board of Directors are the Audit, Nominating and Human Resources Committees.

Audit Committee:

        The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its responsibilities to oversee management's conduct of the Corporation's public financial reporting process, including overviewing the accounting policies and the system of internal accounting controls, and the audit efforts of the Corporation's independent accountants and the internal audit department. Current members of the Audit Committee, all of whom are independent as defined by Sections 303.01(B)(2)(a) and (3) of the New York Stock Exchange listing standards, are Messrs. Stiritz (Chairman), Bracken and Mercure, and Ms. Nicholson. The Audit Committee met four times during 2001. The Report of the Audit Committee is set forth on page 15. The full text of the Revised Audit Committee Charter, as recommended for adoption by the Committee and adopted by the Board of Directors on April 25, 2001, is attached to this Proxy Statement as an appendix. The Committee considered whether the non-audit services provided during 2001 by the independent accountants as disclosed below were compatible with maintaining the accountants' independence. The aggregate fees billed by PricewaterhouseCoopers LLP for services rendered during 2001 are as follows:

	Financial Information Systems
Audit Fees	Design and Implementation Fees	All Other Fees
$1,200,000	$0	$3,716,000

Nominating Committee:

        The duties of the Nominating Committee are: (a) develop and maintain a list of qualified candidates to fill vacancies on the Board and aid in attracting qualified candidates to the Board; (b) recommend to the Board candidates to fill any vacancies on the Board; (c) recommend to the Board annually a slate of directors to be elected by the shareholders at the Annual Meeting and recommend to the Board the inclusion of the slate in the Proxy Statement; and (d) recommend the compensation for services as director to be paid to nonmanagement directors. Current members of the Nominating Committee are Messrs. Bracken (Chairman), Dean, Hackett, Lehman and Stiritz. The Nominating Committee met once during 2001. The Nominating Committee will consider nominees recommended by shareholders. Any such recommendation should be in writing and addressed to the Corporate Secretary, Ball Corporation, 10 Longs Peak Drive, Broomfield, Colorado 80021-2510.

Human Resources Committee:

        The duties of the Human Resources Committee are: (a) approve the salaries of all elected corporate officers and other employees of the Corporation, as the Board of Directors may determine and direct from time to time; (b) approve the Corporation's schedule of salary ranges and grades for all salaried employees; (c) approve the Corporation's schedule for approval signatures to be required for salary and employee status changes; (d) approve the Corporation's incentive compensation program, including its design, participation basis and participation rates, as they apply to all elected corporate officers and other employees of the Corporation as the Board of Directors may determine and direct from time to time; (e) approve major salaried benefit plans, changes, plan additions, terminations and discontinuations; (f) direct the administration of the Corporation's various stock option plans, stock appreciation rights plans, the restricted stock plans and deferred compensation plans, in accordance with such plans; (g) designate from time to time those officers and other key employees of the Corporation and its subsidiaries to whom option and/or restricted stock awards are to be granted and approve the number of shares to be optioned and/or granted from time to time to any individual; and (h) perform such other functions with respect to employee compensation as may be requested by the Board of Directors. Current members of the Human Resources Committee are Messrs. Dean (Chairman), Hackett, Lehman, Stiritz and Taylor. The Human Resources Committee met six times during 2001.

BOARD MEETINGS

        The Board of Directors held six meetings during 2001. Every director attended 75 percent or more of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board on which the director served.

SHAREHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

        To be eligible for inclusion in the Corporation's Proxy Statement for the 2003 Annual Meeting, proposals of shareholders must be in writing and be received by the Corporate Secretary at the Corporation's principal executive offices, 10 Longs Peak Drive, Broomfield, Colorado 80021-2510, by November 15, 2002.

        If a shareholder desires to bring business before the 2003 Annual Meeting which is not the subject of a proposal submitted for inclusion in the Proxy Statement, he must notify the Corporation in writing by January 29, 2003, or the proposal may be considered untimely, and management's proxies may exercise their discretionary authority to vote previously solicited proxies against such proposal if it is raised at the Annual Meeting.

EXECUTIVE COMPENSATION

        The following table sets forth information concerning the annual and long-term compensation for services in all capacities to the Corporation of the Chief Executive Officer and each of the next four most highly compensated executive officers of the Corporation (the Named Executive Officers) in office on December 31, 2001:

SUMMARY COMPENSATION TABLE

					Long-Term Compensation
		Annual Compensation			Awards		Payouts
Name and Principal Position	Year	Salary	Bonus(1)	Other Annual Compensation	Restricted Stock Awards(2)	Securities Underlying Options	LTIP Payouts	All Other Compensation(3)
R. David Hoover President and Chief Executive Officer	2001 2000 1999	$610,000 500,000 391,000	$291,597 621,956 570,211		$2,011,600		$612,603 242,576 345,355	$159,116 127,970 112,440
Leon A. Midgett Executive Vice President and Chief Operating Officer, Packaging	2001 2000	$395,000 368,692	$185,850 460,616		$310,842		$286,549 112,774	$61,699 45,829
Raymond J. Seabrook Senior Vice President and Chief Financial Officer	2001 2000 1999	$295,000 272,431 238,000	$109,551 283,987 273,332		$913,200		$205,045 91,476 128,663	$52,958 46,788 43,748
George A. Sissel Chairman of the Board(4)	2001 2000 1999	$740,000 740,000 690,000	$370,395 1,050,413 1,140,523		$144,909		$1,007,952 491,535 753,531	$446,832 304,855 149,999
David A. Westerlund Senior Vice President, Administration	2001 2000 1999	$259,000 245,400 227,400	$88,316 241,050 259,731		$458,468		$182,875 84,800 121,591	$30,967 24,763 19,582

(1)
As noted in the Report of the Human Resources Committee, Ball Corporation uses the term Incentive Compensation rather than Bonus. Also noted in the Report of the Human Resources Committee is the performance level of the Corporation and each of the operating groups in relation to incentive targets and the resulting impact on the "bonus" amounts shown above.
(2)
These restricted shares were awarded pursuant to the Deposit Share Programs.
(3)
The amounts shown in the All Other Compensation column for 2001 consist of the following:
Mr.
Hoover — above-market interest on deferred compensation account, $90,532; company contribution to Employee Stock Ownership Plan, $1,790; company contribution to Employee Stock Purchase Plan, $1,200; compensation attributable to the split-dollar life insurance program, $58,238; company contribution to 2000 Deferred Compensation Company Stock Plan, $5,000; executive disability premiums, $2,356.
Mr.
Midgett — above-market interest on deferred compensation account, $56,486; company contribution to Employee Stock Ownership Plan, $1,790; company contribution to Employee Stock Purchase Plan, $780; executive disability premiums, $2,643.
Mr.
Seabrook — above-market interest on deferred compensation account, $26,549; company contribution to Employee Stock Ownership Plan, $1,790; company contribution to Employee Stock Purchase Plan, $1,108; compensation attributable to the split-dollar life insurance program, $21,361; executive disability premiums, $2,150.
Mr.
Sissel — above-market interest on deferred compensation account, $410,113; company contribution to Employee Stock Ownership Plan, $1,790; company contribution to Employee Stock Purchase Plan, $1,108; compensation attributable to the split-dollar life insurance program, $11,357; company contribution to 2000 Deferred Compensation Company Stock Plan, $20,000; executive disability premiums, $2,464.
Mr.
Westerlund — above-market interest on deferred compensation account, $25,869; company contribution to Employee Stock Ownership Plan, $1,790; company contribution to Employee Stock Purchase Plan, $1,200; executive disability premiums, $2,108.
(4)
Mr. Sissel retired as an employee on December 31, 2001, but continues to serve the Corporation as Chairman of the Board.

Long-Term Incentive Compensation

Stock Option Grants and Exercises

        The following tables present certain information for the Named Executive Officers relating to stock option grants and exercises during 2001 and, in addition, information relating to the valuation of unexercised stock options:

STOCK OPTION GRANTS IN 2001

Name	Options Granted		Percentage of Total Options Granted to Employees in Fiscal 2001	Exercise Price (per share)	Expiration Date	Grant Date Present Value(2)
R. David Hoover	150,000	(1)	15.60	$21.225	03/06/11	$1,126,500
Leon A. Midgett	60,000	(1)	6.24	$21.225	03/06/11	$450,600
Raymond J. Seabrook	50,000	(1)	5.20	$21.225	03/06/11	$375,500
George A. Sissel	0
David A. Westerlund	40,000	(1)	4.16	$21.225	03/06/11	$300,400

(1)
In consideration of company and individual performance, the Human Resources Committee determined that stock option grants would be made to these individuals in 2001. Options were granted on March 6, 2001, and are exercisable beginning one year after grant and each year thereafter in 25 percent increments.

(2)
Grant date option values are estimated at $7.51 per share based on the Black-Scholes option-pricing model adapted for use in valuing employee stock options. The estimated value under the Black-Scholes model is based on assumptions of volatility of 33.75 percent, a risk-free rate of return of 4.86 percent, a dividend yield of 0.91 percent, an expected option term of 5.25 years, and no adjustment for the risk of forfeiture. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. Consequently, there is no assurance the value realized by an executive will be at or near the value estimated by the Black-Scholes model.

AGGREGATED STOCK OPTION EXERCISES IN 2001
AND FISCAL YEAR-END OPTION VALUES

			Number of Unexercised Options Held at December 31, 2001		Value of Unexercised In-the-Money Options at December 31, 2001(1)
Name	Shares Acquired on Exercise	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
R. David Hoover	87,002	$1,309,915	289,002	200,000	$5,201,700	$2,926,405
Leon A. Midgett	41,002	616,885	55,500	92,500	928,158	1,371,452
Raymond J. Seabrook	40,000	350,166	61,136	68,000	1,102,371	1,040,674
George A. Sissel	126,342	1,934,494	621,328	0	12,207,781	0
David A. Westerlund	25,822	283,164	94,000	58,000	1,792,899	899,424

(1)
Based on the closing price on the New York Stock Exchange — Composite Transactions of the Corporation's Common Stock on December 31, 2001, of $35.35.

Long-Term Cash Incentive

        The following table presents information for the Named Executive Officers concerning the Long-Term Cash Incentive Plan and, in addition, information relating to the estimated future payouts.

LONG-TERM CASH INCENTIVE PLAN — AWARDS IN LAST FISCAL YEAR

			Estimated Future Payouts(2)
	Number of Units(1)	Performance Period Until Maturation
Name			Threshold	Target	Maximum
R. David Hoover	0	1/1/00 - 12/31/02	$209,034	$421,740	$843,485
Leon A. Midgett	0	1/1/00 - 12/31/02	87,654	177,398	354,798
Raymond J. Seabrook	0	1/1/00 - 12/31/02	56,073	116,819	233,638
George A. Sissel	0	1/1/00 - 12/31/02	177,485	354,969	709,938
David A. Westerlund	0	1/1/00 - 12/31/02	48,285	100,594	201,188

(1)
Participants are not awarded a number of units. Awards are expressed as a percentage of average annual salary and "bonus" at target during the performance period. However, Named Executive Officers, including the Chief Executive Officer, whose Ball Corporation stock holdings are below the established guidelines, will receive one-half of their award in Ball Corporation Restricted Stock.

(2)
Estimated future payouts ("earned awards") are based on Ball's total shareholder return performance, i.e., stock price appreciation plus dividends, over three-year performance cycles which begin at the start of each calendar year, relative to the total shareholder return of companies comprising the S&P Industrials index.

Retirement Plans

        The following table, for purposes of illustration, indicates the amounts of annual retirement income which would be payable in 2002 to the Named Executive Officers at normal retirement age 65. The calculation of retirement benefits under the plans generally is based upon average earnings (base salary only) for the highest five consecutive years of the ten years preceding retirement.

PENSION PLAN TABLE

	Years of Service
Average Annual Earnings
	15	20	25	30	35
$200,000	$42,042	$56,056	$70,070	$84,083	$98,097
250,000	53,292	71,056	88,819	106,583	124,347
300,000	64,542	86,056	107,570	129,083	150,597
350,000	75,792	101,056	126,320	151,583	176,847
400,000	87,042	116,056	145,069	174,083	203,097
450,000	98,292	131,056	163,820	196,583	229,347
500,000	109,542	146,056	182,570	219,083	255,597
550,000	120,792	161,056	201,319	241,583	281,847
600,000	132,042	176,056	220,070	264,083	308,097
650,000	143,292	191,056	238,820	286,583	334,347
700,000	154,542	206,056	257,569	309,083	360,597

        The Corporation's qualified salaried retirement plans provide defined benefits determined by base salary and years of service. The Corporation has also adopted a nonqualified supplemental executive retirement plan that provides benefits otherwise not payable under the qualified pension plan to the extent that the Internal Revenue Code limits the pension to which an executive would be entitled under the qualified pension plan. The benefit amounts shown in the preceding table reflect the amount payable as a straight life annuity and include amounts payable under the supplemental retirement plan. Messrs. Sissel, Hoover and Seabrook participate in a split-dollar life insurance plan, and supplemental retirement benefits cease thirty days following the termination of the Corporation's interest in the participant's split-dollar policy.

        Average Annual Earnings used under the pension formula to calculate benefits together with years of benefit service, as of December 31, 2001, for the Named Executive Officers are: R. David Hoover, $431,776 (31.54 years); Leon A. Midgett, $295,146 (29.17 years); Raymond J. Seabrook, $243,843 (9.21 years); George A. Sissel, $674,000 (31.33 years); and David A. Westerlund, $224,077 (26.32 years) (offset by benefits received from a prior employer).

Termination of Employment and Change-in-Control Arrangements

        The Corporation maintains a revocable, funded grantor trust, which, in the event a change in control of the Corporation occurs, would become irrevocable with funds thereunder to be available to apply to the Corporation's obligations under its deferred compensation plans covering key employees, including the Named Executive Officers. Under the trust, "change in control" can occur by virtue, in general terms, of an acquisition by any person of 40 percent or more of the Corporation's voting shares; a merger in which shareholders of the Corporation before the merger own less than 60 percent of the Corporation's Common Stock after the merger; shareholder approval of a plan to sell or dispose of substantially all of the assets of the Corporation; a change of a majority of the Corporation's Board of Directors within a 12-month period unless approved by two-thirds of the directors in office at the beginning of such period; a threatened change in control, deemed to exist if there is an agreement which would result in a change in control or public announcement of intentions to cause a change in control; and by the adoption by the Board of Directors of a resolution to the effect that a change or threatened change in control has occurred for purposes of the trust. The trust was partially funded as of December 31, 2001, with approximately $16.5 million of net equity of company-owned life insurance policies on the lives of various employees, including participants in the plans to support the approximately $85.4 million of current deferred compensation account balances of the beneficiaries of the trust in the event of a change in control. The Corporation has borrowing capacity to fully fund the trust in advance of a change in control and is required to do so prior to a change in control. If the funds set aside in the trust would be insufficient to pay amounts due the beneficiaries, then the Corporation would remain obligated to pay those amounts. In the event of the insolvency of the Corporation, the funds in the trust would be available to satisfy the claims of the creditors of the Corporation. The trust was not established in response to any effort to acquire control of the Corporation, and the Board is not aware of any such effort.

        The Corporation has change-in-control severance agreements with certain key employees, including the Named Executive Officers. The agreements are effective on a year-to-year basis and would provide severance benefits in the event of both a change in control of the Corporation and an actual or constructive termination of employment within two years after a change in control. Under the agreements, a "change in control" can occur by virtue, in general terms, of an acquisition by any person of 30 percent or more of the Corporation's voting shares; a merger in which the shareholders of the Corporation before the merger own 50 percent or less of the Corporation's voting shares after the merger; shareholder approval of a plan of liquidation or to sell or dispose of substantially all of the assets of the Corporation; and if, during any two-year period, directors at the beginning of the period fail to constitute a majority of the Board of Directors. "Actual termination" is any termination other than by death or disability, by the Corporation for cause, or by the executive other than for constructive termination. "Constructive termination" means, in general terms, any significant reduction in duties, compensation or benefits or change of office location from those in effect immediately prior to the change in control, unless agreed to by the executive. The severance benefits payable, in addition to base salary and incentive compensation accrued through the date of termination, shall include two times current annual base salary and target incentive compensation, the bargain element value of then-outstanding stock options, the present value of the amount by which pension payments would have been larger had the executive accumulated two additional years of benefit service; two years of life, disability, accident and health benefits; outplacement services; and legal fees and expenses reasonably incurred in enforcing the agreements. In the event such benefits, together with other benefits paid because of a change in control, would be subject to the excise tax imposed under Section 280G of the Internal Revenue Code, the Corporation would reimburse the executive for such excise taxes paid, together with taxes incurred as a result of such reimbursement. The agreements were not entered into in response to any effort to acquire control of the Corporation, and the Board is not aware of any such effort.

        The Corporation has severance benefit agreements with certain key employees, including the Named Executive Officers, except Mr. Sissel who has retired. The agreements provide severance benefits in the event of an actual or constructive termination of employment. "Actual termination" is any termination other than by death or disability, by the Corporation for cause, or by the executive other than for constructive termination. "Constructive termination"

means, in general terms, any significant reduction in compensation or benefits, unless agreed to by the executive. The severance benefits payable, in addition to base salary and incentive compensation accrued through the date of termination, shall include two times current annual salary and target incentive compensation for Mr. Hoover and 1.5 times current annual salary and target incentive compensation for Messrs. Midgett, Seabrook and Westerlund; the present value of the amount by which pension payments would have been larger had the executive accumulated two additional years of benefit service for Mr. Hoover and 1.5 years of benefit service for Messrs. Midgett, Seabrook and Westerlund; two years of life, disability, accident and health benefits for Mr. Hoover and 1.5 years of life, disability, accident and health benefits for Messrs. Midgett, Seabrook and Westerlund; outplacement services; and legal fees and expenses reasonably incurred in enforcing the agreements. Upon the occurrence of a change in control as defined in the change-in-control severance agreements, the executive is entitled to the greater of each of the benefits provided in this agreement and each of the benefits provided in the change-in-control severance agreement, including reimbursement thereunder resulting from excise taxes which may be incurred as a result of such payments.

Directors' Compensation

        Directors who are not employees of the Corporation receive as compensation a total target annual retainer composed of a $25,000 annual fixed retainer, plus an annual incentive retainer based upon the Corporation's actual operating performance for each fiscal (calendar) year. The annual incentive retainer is calculated in accordance with the Corporation's performance-based Incentive Compensation Plan at a rate of 40 percent of the directors' annual fixed retainer. Both annual retainers are paid 50 percent in cash and 50 percent in Restricted Stock. The restrictions will lapse upon the director ceasing to serve as a director, for any reason other than voluntary resignation, in which case the restrictions will not lapse and the director will forfeit the shares. For federal income tax purposes, the value of the shares will be taxable to the recipient as compensation income in an amount equal to the fair market value of the Corporation's Common Stock on the date the restrictions lapse. Since 1997 there has been no retirement plan for directors.

        Nonemployee directors receive a fee of $1,250 for attending each Board meeting; a fee of $1,000 for attending one or more committee meetings held on any one day; a fee of $1,000 per quarter for serving as chairman of a Board committee; and a per diem allowance of $750 for special assignments. Directors who are also employees of the Corporation receive no additional compensation for their service on the Board or on any Board committee.

        Nonemployee directors may elect to defer the payment of a portion or all of their directors' fees into the 2000 Deferred Compensation Company Stock Plan or the 2002 Deferred Compensation Plan for Directors. These plans succeed the directors' prior deferred compensation plan for incentive retainers earned in 2001 or after and for other directors' fees earned in 2002 and after. In addition, amounts deferred into the prior deferred compensation plan may be transferred to these plans or remain in the prior plan. Amounts deferred or transferred into the 2000 Deferred Compensation Company Stock Plan receive a 20 percent company match with a maximum match of $20,000 per year. Amounts deferred, transferred or credited to this Plan will be represented in the participant's account as stock units, with each unit having the value equivalent to one share of Ball Corporation Common Stock. All distributions of accounts will be made in the form of Ball Common Stock following termination of each director's service. Amounts deferred or transferred to the 2002 Deferred Compensation Plan for Directors are "invested" among various investment funds available under the plan. Amounts are not actively invested in the investment funds, but the return on a participant's accounts is determined as if the amounts were actually invested in those funds.

        The 1991 Restricted Stock Plan for Nonemployee Directors of Ball Corporation authorizes the award of Common Stock of the Corporation to directors who, at the time of grant, are not employees of the Corporation or any of its subsidiaries. Messrs. Bracken and Lehman received 2,000-share awards each upon reelection as directors on April 25, 2001. All participants will receive additional 2,000-share awards each upon reelection for three-year terms. Newly eligible participants will receive 2,000-share awards each when they are elected or appointed for initial terms and upon reelection for three-year terms. The restrictions against disposal of the shares will lapse upon the termination of the director's service to the Corporation as a director, for whatever reason other than voluntary resignation, in which case the restriction will not lapse and the director will forfeit the shares. For federal income tax purposes, the value of the shares will be taxable to the recipient as compensation income in an amount equal to the fair market value of the Common Stock on the date the restrictions lapse.

        In April 2001 the Corporation implemented a deposit share program for its directors (except Mr. Hoover). The program is intended to increase share ownership by directors who must make additional investments in the Corporation's Common Stock to participate in the program. Under this program, a director receives one share of Restricted Stock for every share acquired by the director during a two-year period beginning in April 2001, up to a maximum of 3,000 shares per director. Restrictions generally lapse on the Restricted Shares after four years, provided the acquired shares are retained until the restrictions lapse, but restrictions may lapse early upon termination of the director's service for whatever reason other than voluntary resignation during a term.

Report of the Human Resources Committee on Executive Compensation

Overall Policy

        The Human Resources Committee (the "Committee") of the Board of Directors oversees the administration of executive compensation programs and determines the compensation of the executive officers of Ball Corporation. The Committee is composed solely of independent, nonemployee directors and employs a compensation-consulting firm to advise and provide input in the course of its deliberations.

        Target total compensation of executive officers of the Corporation, including the Chief Executive Officer, is determined after reviewing the executive's performance and the pay of similarly situated executives at other manufacturing firms of similar size (based upon total employment and sales). The external comparison is based upon the results of an annual report prepared by the corporate compensation department and reviewed with the compensation-consulting firm employed by the Board of Directors. This report gathers information from compensation surveys that report on executive level positions at other manufacturing firms of similar size.

Annual Compensation

        The Committee generally establishes target total annual compensation, defined as the sum of base salary and incentive compensation at target, for each of the Corporation's executive officers in relation to the 50th percentile of what comparable companies are paying. The target total annual compensation level for each executive, other than the Chief Executive Officer, is determined based on recommendation from the Chief Executive Officer, together with the Committee's consideration of the executive's responsibilities, experience in the position, individual performance and the performance of the executive's area of responsibility. The Chief Executive Officer's target total annual compensation is similarly determined in relation to the market's 50th percentile, the Committee's consideration of the Chief Executive Officer's experience in the position, assessment of individual performance and the financial performance of the Corporation.

        Compensation survey data is analyzed to determine competitive levels of target total annual compensation. After the Committee has established the appropriate target total annual compensation for an executive, base salary is determined by dividing target total annual compensation by the sum of one plus the executive's incentive compensation participation rate. When target performance, as defined in the Annual Incentive Compensation Plan (the "Annual IC Plan") discussed below, is attained, the executive will be paid a total annual compensation which equals that established by the Committee as appropriate for his performance and when compared to similarly situated executives at other companies. Incentive compensation participation rates for executives, including the Chief Executive Officer, are set by organizational level; for example, the Chief Executive Officer participates at one rate, senior executive officers participate at another rate, while other officers participate at lower rates and other key employees at lower rates yet.

        Base salary is referred to as "salary" in the Summary Compensation Table and incentive compensation actually earned by an executive officer is reported under the heading "Bonus." Actual incentive compensation earned is driven by the economic value added targets approved by the Committee at the beginning of the year. The Annual IC Plan targets are calculated taking into account historical performance, the company's cost of capital and the capital investment of each business unit. The resulting targets encourage continuous improvement in economic value added. The Annual IC Plan design applies to all officers and other key employees.

        The Annual IC Plan awards incentive compensation to executives based upon actual performance of the Corporation, or in certain cases the actual performance of the profit center for which the executive is responsible, in achieving improvements in economic value added relative to the established targets. Improvement in economic value added occurs when the ratio of net operating profit after tax to capital employed in the business increases over time. It establishes a direct link between incentive compensation and return earned on capital relative to a specified target return. Economic value added was selected as the measure for the Corporation's Annual IC Plan because it has been demonstrated that it correlates closely management's incentive with shareholder total return.

        If actual performance for the year is higher than the target performance level, then the actual incentive compensation for such year will be higher than target. Whenever actual performance falls below the target performance level, the executive will receive incentive compensation less than target. If performance falls below the minimum acceptable level established in the Annual IC Plan, then no annual incentive compensation will be earned, and the executive's annual compensation will consist only of base salary for the year. The Committee intends that an executive's target incentive compensation should be a significant portion of his target total compensation. It is not intended or perceived as a "bonus" but rather as the component of total compensation which is "at risk" as an incentive, dependent on operating performance. For the year ended December 31, 2000, actual incentive compensation for the Named Executive Officers was above target for each named executive, reflecting above-target performance. The incentive compensation levels for 2001 reflect the below-target performance of the Corporation as a whole and for the packaging operations. Incentive compensation for Messrs. Hoover, Seabrook, Sissel and Westerlund was based entirely on the performance of the Corporation as a whole, while Mr. Midgett's incentive compensation was based 80 percent on the performance of his area of profit responsibility and 20 percent on the performance of the Corporation as a whole.

        Certain key employees, including the Named Executive Officers, may elect to defer the payment of a portion or all of their incentive compensation into the 2000 Deferred Compensation Company Stock Plan or the 2001 Deferred Compensation Plan. These plans succeed prior deferred compensation plans for incentive compensation earned in 2001 or after. In addition, amounts deferred into prior deferred compensation plans may be transferred to these plans or remain in the prior plans. Amounts deferred or transferred into the 2000 Deferred Compensation Company Stock Plan receive a 20 percent company match with a maximum match of $20,000 per year. Amounts deferred, transferred or credited to this Plan will be represented in the participant's account as stock units, with each unit having the value equivalent to one share of Ball Corporation Common Stock. All distributions of accounts will be made in the form of Ball Common Stock following termination of employment. Amounts deferred or transferred to the 2001 Deferred Compensation Plan are "invested" among various investment funds available under the plan. Amounts are not actively invested in the investment funds, but the return on a participant's accounts is determined as if the amounts were invested in those funds.

Long-Term Incentive Program

        The Corporation's long-term incentive program consists of two types of plans, both based upon the performance of Ball Corporation's Common Stock. The first type comprises broad-based employee stock option plans designed to encourage employee stock ownership and to recognize and reward employees for their levels of responsibility in building shareholder value. Grants of stock options to employees, including executive officers, are generally made by the Committee after considering the recommendation of the Chief Executive Officer, based primarily on the level of the employee's position within the Corporation, taking into account the number of outstanding and previously granted options. Stock options granted to the Chief Executive Officer are determined by the Committee in relation to grant levels of other executive officers within the Corporation and an assessment of his past and expected performance as well as the number of outstanding and previously granted options. As the stock option plans are long term in nature, grants are determined independently of the shorter-term Annual IC Plan.

        The second part of the Corporation's long-term incentive program is the Long-Term Cash Incentive Plan. This plan is limited in its participation to selected key executives, including the Named Executive Officers, who contribute materially to the success of Ball Corporation and its subsidiaries through their leadership skills, vision and dedication. The plan provides cash and Restricted Stock awards on the basis of Ball's total shareholder return performance; i.e., stock price appreciation plus dividends, over three-year performance cycles that begin at the start of each calendar year, relative to the total shareholder return of companies comprising the S&P Industrials Index. Named Executive Officers whose Ball Corporation stock holdings are below established guidelines receive up to one-half of their award in Ball Corporation Restricted Stock. Long Term Cash Incentive Plan awards are shown in the Summary Compensation Table under "LTIP Payouts."

        In March 2001 the Corporation implemented a deposit share program for its employees, including the Named Executive Officers. The program is intended to increase share ownership by key executives who must make additional investments in the Corporation's Common Stock to participate in the program. Under this program, a participant receives one share of Restricted Stock for every share acquired by the participant during a two-year period beginning in March 2001, up to preestablished maximums per participant established by the Committee. Restrictions lapse on the Restricted Shares after four years (or partially lapse earlier if share ownership guidelines are met) provided the acquired shares are retained until the restrictions lapse. The grant date value of Restricted Shares granted under this program are shown in the Summary Compensation Table under "Restricted Stock Awards."

        Section 162(m) of the Internal Revenue Code of 1986, as amended, generally provides that publicly held corporations may not deduct in any one taxable year certain compensation in excess of $1 million paid to the Chief Executive Officer and the next four most highly compensated executive officers. One of the primary responsibilities of the Committee is to provide a compensation program that will attract, retain and reward executive talent necessary to maximize shareholder return. Nevertheless, to the extent that any cash compensation for any Named Executive Officer otherwise deductible for a particular tax year would not be deductible in that year because of the limitations of Section 162(m), the Committee has mandated that such compensation will be deferred until retirement; however, the Committee, at its sole discretion, may approve payment of nondeductible compensation from time to time if it determines circumstances warrant it. The Committee intends to continue to review and monitor its policy with respect to the deductibility of compensation.

        The following directors and members of the Human Resources Committee have furnished the foregoing report:

    Howard M. Dean, Chairman
    John T. Hackett
    John F. Lehman
    William P. Stiritz
    Stuart A. Taylor II

Shareholder Return Performance Presentation

        The line graph below compares the annual percentage change in Ball Corporation's cumulative total shareholder return on its Common Stock with the cumulative total return of the S&P Composite 500 Stock Index and The Dow Jones Containers & Packaging Index for the five-year period ending December 31, 2001.

Comparison of Five-Year Cumulative Total Return Among Ball Corporation Common,
The S&P Composite 500 Stock Index and The Dow Jones Containers & Packaging Index

Notes:	Assumes $100 invested on December 31, 1996. Total return assumes reinvestment of dividends. The Dow Jones Containers & Packaging Index total return weighted by market capitalization.

        The Dow Jones Containers & Packaging Index reflects Ball Corporation's performance against packaging businesses, the Corporation's principal industry group, and provides an appropriate indicator of cumulative total shareholder returns. Companies included in the Dow Jones Containers & Packaging Index, in addition to Ball Corporation, are: AptarGroup, Inc.; Bemis Company, Inc.; Chesapeake Corporation; Crown Cork & Seal Company, Inc.; Owens-Illinois, Inc.; Pactiv Corp.; Sealed Air Corp.; Smurfit-Stone Container Corp.; Sonoco Products Company; and Temple-Inland, Inc.

REPORT OF THE AUDIT COMMITTEE

        Pursuant to Item 306 of Securities and Exchange Commission Regulation S-K, the Audit Committee of the Ball Corporation Board of Directors (the "Committee") hereby issues the following report.

        Management is responsible for the Corporation's system of internal accounting controls, financial reporting practices and compliance with all laws and regulations and ethical business standards. The independent accountants are responsible for performing an audit of the Corporation's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon.

        In this context, the Committee has reviewed and discussed the audited consolidated financial statements of the Corporation with management and the independent accountants. The Committee has discussed with the independent accountants any matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

        The Corporation's independent accountants provided to the Committee the written disclosures and letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees ("ISBS No. 1"), and the Committee has discussed with the independent accountants that firm's independence.

        Based upon the Committee's review and discussion with management and the independent accountants, the representations of management and the disclosures and letter of the independent accountants (as required by ISBS No. 1) to the Committee, the Committee recommended to the Board of Directors that the audited consolidated financial statements in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2001, be filed with the Securities and Exchange Commission.

        The foregoing report has been furnished by the following directors and members of the Audit Committee:

    William P. Stiritz, Chairman
    Frank A. Bracken
    Ruel C. Mercure, Jr.
    Jan Nicholson

VOTING ITEM 2 — RATIFICATION OF THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS

        As disclosed in this Proxy Statement, during 2001, PricewaterhouseCoopers LLP rendered audit and non-audit services to the Corporation. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting of Shareholders and to be available to respond to appropriate questions and to make a statement if they so desire.

        The Board of Directors recommends that shareholders vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Corporation's independent accountants for 2002.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        The rules of the Securities and Exchange Commission require disclosure of late filings of reports of stock ownership and changes in stock ownership by directors and executive officers. To the best of the Corporation's knowledge, all of the filings for its executive officers and directors were made on a timely basis in 2001.

SOLICITATION AND OTHER MATTERS

        The Corporation will pay the cost of soliciting proxies. Georgeson Shareholder has been retained to assist in the solicitation of proxies for a fee of $6,000, plus expenses. In addition to solicitations by mail, proxies also may be solicited personally, by telephone or electronic means by some directors, officers and regular employees of the Corporation, without additional compensation, as well as by employees of Georgeson Shareholder. The Corporation will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material and annual reports to the beneficial owners of Common Stock.

        As of the date of this Proxy Statement, the Board of Directors of the Corporation has no knowledge of any matters to be presented for consideration at the Annual Meeting other than those referred to above. However, the persons named in the accompanying proxy card shall have authority to vote such proxy as to any other matters that do properly come before the meeting and as to matters incidental to the conduct of the meeting, according to their discretion.

By Order of the Board of Directors
Elizabeth A. Overmyer Corporate Secretary

March 15, 2002
Broomfield, Colorado

Appendix

BALL CORPORATION
REVISED AUDIT COMMITTEE CHARTER

I.    Purpose.

        The primary purpose of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") in fulfilling its responsibility to oversee management's conduct of Ball Corporation's (the "Corporation") public financial reporting process, including overviewing the accounting policies and the system of internal accounting controls and the audit efforts of the Corporation's outside auditor and internal audit department.

        The Committee shall review the adequacy of this Charter on an annual basis.

II.    Membership.

        The Committee shall be comprised of not fewer than three members of the Board. The Committee's composition will comply with the independence and experience requirements of the New York Stock Exchange rules as determined in the business judgment of the Board.

        The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board and shall serve until their successors shall be duly elected and qualified. Unless a chair is elected by the Board, the members of the Committee may designate a chair by majority vote of the full Committee membership.

III.    Responsibilities and Duties.

        The Committee's role is one of oversight and it recognizes that the Corporation's management is responsible for preparing the Corporation's consolidated financial statements and that the outside auditor is responsible for auditing those financial statements. In carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Corporation's financial statements or any professional certification as to any auditor's work.

        The following matters comprise the recurring activities of the Committee in carrying out its oversight function. These activities are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances. The responsibilities and duties of a member of the Committee are in addition to those duties set out for a member of the Board.

1.
With regard to selection and evaluation of the outside auditor, the Committee should:

(a)
recommend for appointment by the Board the firm of independent accountants to act as the outside auditor for the Corporation and its subsidiaries for each fiscal year;

(b)
review with management the performance of the Corporation's outside auditor and make recommendations to the Board regarding the replacement or termination of the outside auditor when circumstances warrant;

(c)
request from the outside auditor annually, a formal written statement delineating all relationships between the auditor and the Corporation consistent with Independence Standards Board Standard No. 1, discuss with the outside auditor any such disclosed relationships and their impact on the outside auditor's independence, if any, and, where circumstances warrant, recommend that the Board take appropriate action in response to the outside auditor's report to satisfy itself of the outside auditor's independence;

(d)
receive a report from management annually regarding audit fees, financial information systems design and implementation fees and all other fees paid by the Corporation to the outside auditor for services rendered in the immediately preceding fiscal year and consider whether the fees for non-audit services are compatible with maintaining the auditor's independence; and

(e)
inform the outside auditor that they are ultimately accountable to the Committee and the Board, that the Committee and the Board are responsible for the appointment of the outside auditor for each fiscal year, such appointment to be submitted to the shareholders of the Corporation for ratification by the shareholders at the annual meeting of the shareholders, and that the Board may terminate the outside auditor if circumstances warrant.

2.
With regard to the annual audit and interim reviews of the consolidated financial statements of the Corporation, the Committee should:

(a)
receive an annual audit plan of the Corporation's outside auditor, including the scope of audit activities, which management confirms they have reviewed with the outside auditor;

(b)
review with management and the outside auditor the audited consolidated financial statements which form the basis for those consolidated financial statements to be included in the Corporation's Form 10-K and discuss with the outside auditor the matters required to be communicated to the Committee by Statement of Auditing Standards ("SAS") No. 61, as may be amended or supplemented; and

(c)
receive confirmation from management or the outside auditor that the Corporation's unaudited interim consolidated financial statements which form the basis for those to be included in the Corporation's Quarterly reports on Form 10-Q have been reviewed by the Corporation's outside auditor, in accordance with SAS No. 71, as may be amended or supplemented. The Chair of the Committee or a member of the Committee designated by the Chair may receive the confirmation specified in 2(c).

3.
With regard to financial reporting practices and internal controls, the Committee should:

(a)
provide an open avenue of communication between the outside auditor, financial and senior management, the director of the Corporation's internal audit department and the Board;

(b)
receive an annual audit plan of the Corporation's internal audit department, including scope and periodic reports on the progress and results with regard to the plan during the fiscal year; and

(c)
inquire of management, the outside auditor and the director of internal audit as to the adequacy of internal accounting controls.

4.
With regard to other matters, the Committee should:

(a)
meet annually with the general counsel to review legal matters, including any matters that may have a material impact on the financial statements of the Corporation;

(b)
review and approve the report regarding the Committee to be included in each annual proxy statement of the Corporation beginning in 2001 which includes the matters required by the Securities and Exchange Commission;

(c)
review annually with management the continuing effectiveness of the Corporation's conflict of interest policies;

(d)
receive from management or the outside auditor any information which must be delivered pursuant to Section 10A of the Securities Exchange Act of 1934; and

(e)
perform such additional activities and consider such other matters within the scope of its purpose, responsibilities and duties as the Committee or the Board deems necessary.

5.
In the process of carrying out the duties and responsibilities, the Committee should:

(a)
report periodically to the Board on its activities, as appropriate;

(b)
maintain minutes of its meetings, as it deems appropriate;

(c)
if the Committee deems it appropriate, investigate any matters brought to its attention with full access to all the books, records, facilities and personnel of the Corporation;

  (d)
  if the Committee deems it appropriate, secure outside counsel, accountants or other experts to assist the Committee in fulfilling its responsibilities and duties; and

  (e)
  provide management, the engagement partner of the Corporation's outside audit firm and the director of internal audit with appropriate opportunities to meet privately with the Committee.

        While the Committee has the duties and responsibilities set forth in this Charter, the Committee is not responsible for planning or conducting audits and interim reviews or for determining whether the Corporation's financial statements are complete and accurate and in accordance with generally accepted accounting principles. Similarly, it is not the Committee's responsibility to ensure that the Corporation complies with all laws and regulations or its policies, procedures and practices, including conflict of interest policies. Finally, it is not the responsibility of the Committee to resolve disagreements, if any, between management and the independent auditor. The Committee may, if it deems it appropriate, exercise its authority under 5(d) and (e) above to assist in resolving any such disagreements.

Ball Corporation

10 LONGS PEAK DRIVE
BROOMFIELD, COLORADO 80021-2510

☒	Please mark your vote as in this example.	3101

        This proxy, when properly executed, will be voted as directed by the undersigned shareholder(s). If no direction is made, this proxy will be voted FOR the election of directors and FOR Proposal 2.

The Board of Directors recommends a vote FOR the election of directors and FOR Proposal 2.

FOR	WITHHOLD authority for all Nominees	FOR ☐	AGAINST ☐	ABSTAIN ☐
1.	Election of Directors (see reverse)	☐	☐	To withhold authority to vote for any specific nominee(s), mark the "FOR" box and write the name of each such nominee for whom you are withholding authority to vote on the line provided below.	2.	Proposal to ratify the appointment of PricewaterhouseCoopers LLP as the independent accountants for the Corporation.
					3.	At their discretion, the proxies are authorized to vote upon such other business as properly may come before the meeting or any adjournment thereof.
SIGNATURE(S)	DATE
Please sign exactly as name appears above. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

/*\FOLD AND DETACH HERE/*\

BALL CORPORATION

Dear Shareholder:

We encourage you to vote your shares electronically this year either by telephone or via the Internet. This will eliminate the need to return your proxy card. You will need your proxy card and Social Security Number (where applicable) when voting your shares electronically. The Voter Control Number that appears in the box above, just below the perforation, must be used in order to vote by telephone or via the Internet.

The EquiServe Vote by Telephone and Vote by Internet systems can be accessed 24 hours a day, seven days a week, up until the day prior to the meeting.

To Vote by Telephone:
Using a touch-tone phone, call toll-free:                         1-877-PRX-VOTE (1-877-779-8683)

To Vote by Internet:
Log on to the Internet and go to the website: http://www.eproxyvote.com/bll
Note: If you vote over the Internet, you may incur costs such as telecommunication and
Internet access charges for which you will be responsible.

THANK YOU FOR VOTING YOUR SHARES.
YOUR VOTE IS IMPORTANT!

Do Not Return this Proxy Card if you are Voting by Telephone or the Internet.

	BALL CORPORATION	PROXY/VOTING INSTRUCTION CARD
P R O X Y
10 Longs Peak Drive, Broomfield, Colorado 80021-2510
This proxy is solicited on behalf of the Board of Directors for the Annual Meeting on April 24, 2002.

 The undersigned hereby appoints Frank A. Bracken, R. David Hoover and George A. Sissel and each or any of them as Proxies, with full power of substitution, to vote all shares of Ball Corporation Common Stock entitled to be voted by the undersigned for the election of directors and on Proposal 2 referred to on the reverse side of this Proxy Card and described in the Proxy Statement, and on any other business as properly may come before the Annual Meeting of Shareholders on Wednesday, April 24, 2002, or any adjournment thereof.
This proxy will be voted as directed. If no direction is given, this proxy will be voted FOR items 1 and 2.
Election of two directors for three-year terms. Nominees are:
01 William P. Stiritz, 02 Stuart A. Taylor II
You are encouraged to specify your votes by marking the appropriate boxes on the reverse side.
PLEASE SIGN AND DATE ON THE REVERSE SIDE AND MAIL PROMPTLY IN THE ENCLOSED ENVELOPE.

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VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS
VOTING ITEM 1—ELECTION OF DIRECTORS
DIRECTOR NOMINEES AND CONTINUING DIRECTORS
CERTAIN COMMITTEES OF THE BOARD
BOARD MEETINGS
SHAREHOLDER PROPOSALS FOR 2003 ANNUAL MEETING
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
  Long-Term Incentive Compensation
  Stock Option Grants and Exercises
STOCK OPTION GRANTS IN 2001
AGGREGATED STOCK OPTION EXERCISES IN 2001 AND FISCAL YEAR-END OPTION VALUES
  Long-Term Cash Incentive
LONG-TERM CASH INCENTIVE PLAN — AWARDS IN LAST FISCAL YEAR
  Retirement Plans
PENSION PLAN TABLE
  Termination of Employment and Change-in-Control Arrangements
  Directors' Compensation
  Report of the Human Resources Committee on Executive Compensation
  Overall Policy
  Annual Compensation
  Long-Term Incentive Program
  Shareholder Return Performance Presentation
REPORT OF THE AUDIT COMMITTEE
VOTING ITEM 2 — RATIFICATION OF THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SOLICITATION AND OTHER MATTERS
BALL CORPORATION REVISED AUDIT COMMITTEE CHARTER
  I. Purpose.
  II. Membership.
  III. Responsibilities and Duties.
THANK YOU FOR VOTING YOUR SHARES. YOUR VOTE IS IMPORTANT! Do Not Return this Proxy Card if you are Voting by Telephone or the Internet.